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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the incorporation by reference of our report dated March 25, 1998 with respect to the financial statements of Cellular Communications International, Inc. for the years ended December 31, 1997, 1996 and 1995 included in the Annual Report (Form 10-K) for 1997 filed with the Securities and Exchange Commission in the Registration Statement (Form S-4) and related Prospectus of Cellular Communications International, Inc. for the registration of senior notes.

                                                               ERNST & YOUNG LLP

New York, New York

April 14, 1998